UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2015

QUEST WATER GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-168895	27-1994359
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Bellevue Avenue, Suite 203

West Vancouver, British Columbia, Canada V7V 1A7

(Address of principal executive offices)

(604) 281-2446

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 1, 2015, Heliosource, Inc. (“Heliosource”), a newly-incorporated wholly owned subsidiary of Quest Water Global, Inc. (the “Company”), entered into a technology transfer agreement (the “Agreement”) with Scott C. Hohulin and the Scott Hohulin Family 2014 Irrevocable Trust (the “Trust”, and collectively with Mr. Hohulin, the “Owner”), pursuant to which the Owner agreed to assign and transfer 100% of its legal and beneficial right, title and interest in and to certain solar technology covered by a United States provisional patent application to Heliosource. In exchange, Heliosource is obliged to make a total of $500,000 available to the Owner by February 28, 2015 as a contribution towards the development and production of a prototype embodying the technology, including $100,000 for the payment of business and legal expenses and $150,000 in the form of a non-refundable purchase fee.

In addition, upon the successful verification and acceptance of the prototype by Heliosource, in its discretion, Heliosource is obliged to:

(a)	issue shares of its common stock to the Trust or at the Trust’s direction representing a 10% interest in Heliosource within 30 days of such acceptance. Such shares will include both anti-dilution and conversion rights, with the result that the Trust will be entitled to maintain its 10% interest in Heliosource in perpetuity or convert those shares into shares of the Company’s common stock at a 10% discount to the market price of the Company’s common stock on the date of delivery of a conversion notice, with the conversion price to be based on a valuation of Heliosource at that time;

(b)	cause the Company to issue 5,000,000 shares of its common stock to the Trust or at the Trust’s direction within 30 days of such acceptance; and

(c)	pay an aggregate of $8,000,000 to the Trust or at the Trust’s direction within 120 days of such acceptance, as follows:

(i)	$2,000,000 in cash; and

(ii)	$6,000,000 in the form of an interest-free promissory note with a five-year term. Such note is not required to include installment payments, but must state that 20% of the net pre-tax revenue derived from the use, sale or licensing of the technology by Heliosource, or products incorporating the technology, will be paid to the Trust and applied against the outstanding balance of the note until the earlier of the payment in full of the note by Heliosource or the expiration of the term.

The Agreement also stipulates that if Heliosource has not verified the prototype within a period of six months from the date thereof, then Heliosource is obliged to pay the Trust a non-refundable purchase fee of $25,000 per month for a period of six months or until such time as Heliosource has decided whether or not to accept the technology, whichever is earlier.

Finally, the Agreement states that upon the commencement of manufacturing of devices based on the technology, or the sale or licensing by Heliosource of any rights relating to the technology, Heliosource is required to pay a royalty to the Trust equal to 6% of net pre-tax revenue derived from commercial sales of such devices or any fees received from such sale or licensing, regardless of the actual recipient of the revenue or fees.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement included as Exhibit 10.10 to this report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

10.10	Technology Transfer Agreement between Heliosource, Inc., Scott C. Hohulin and the Scott Hohulin Family 2014 Irrevocable Trust dated February 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2015	QUEST WATER GLOBAL, INC.

	By:	/s/ John Balanko
John Balanko
Chairman, President, Chief Executive Officer, Director